RADISYS CORPORATION
DEFERRED COMPENSATION PLAN

ADMINISTRATIVE COMMITTEE RESOLUTION
TO ADOPT
AMENDMENT NO. 2

The following Resolution was adopted by the Administrative Committee of the RadiSys Corporation Deferred Compensation Plan:
WHEREAS, RadiSys Corporation (the “Company”) maintains the RadiSys Corporation Deferred Compensation Plan (the “Plan”), as amended and restated effective January 1, 2008;
WHEREAS, Section 9.1(b) of the Plan provides that the Administrative Committee may adopt certain technical, clerical, conforming or clarifying amendments or other changes to the Plan that it deems necessary or advisable; and
WHEREAS, the Administrative Committee deems it advisable to formalize the amendment to the Plan with respect to the maximum deferral percentage for director fees made by its acceptance of a director fees deferral commitment effective as of January 1, 2009, in order to reconcile an inconsistency between the Plan document and other operative documents, including various participant materials.
NOW, THEREFORE, the second sentence of Section 3.3(b) of the Plan is amended to read as follows:
“Notwithstanding the foregoing, effective as of January 1, 2009, the maximum deferral amount shall be seventy-five percent (75%) of Salary, Bonus or Sales Commissions and one hundred percent (100%) of Director Fees.”

SIGNATURE

This Amendment shall be effective January 1, 2009.

RADISYS CORPORATION
Date:	November 11, 2009	By:	/s/ Cheryl Spencer
Cheryl Spencer
Sr. Director of Human Resources
		Its:	Authorized Member of the Administrative Committee